Glowpoint, Inc. Announces Closing of Second Tranche of its $3.75 Million Financing

DENVER, CO, December 19, 2019 (BUSINESS WIRE) -- Glowpoint, Inc. (NYSE American: GLOW) ("Glowpoint" or the "Company"), a provider, through its wholly-owned subsidiary, Oblong Industries, Inc., of innovative technologies that drive the next generation of visual and data collaboration, announced today that it has closed the second tranche of its previously announced private placement of Series E Convertible Preferred Stock (the "Series E Financing") for approximately $1.24 million in gross proceeds.

The successful completion of our Series E Financing on December 18th at a significant premium relative to the market price demonstrates continued investor confidence regarding the substantial market opportunity the company has before it,î said Peter Holst, Chairman and CEO of Glowpoint.

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The Series E Convertible Preferred Stock issued in the second tranche of Glowpoint’s $3.75 million Series E Financing is automatically convertible into an aggregate of approximately 435,090 shares of Glowpoint’s common stock at a price of $2.85 per share of common stock upon receipt of Glowpoint stockholder approval and approval of the NYSE American for the continued listing of the combined company following such conversion.

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Following the completion of the Series E Financing, Glowpoint has approximately 24.1 million shares of fully diluted common stock outstanding, pro forma for the conversion of the Series D Preferred Stock issued by Glowpoint in its acquisition of Oblong Industries, Inc. and conversion of the Series E Preferred Stock issued by Glowpoint in the Series E Financing.

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The Series E investors invested a total of $3.75 million, which converts into 1,315,790 shares of common stock at $2.85 per share, reflecting an implied equity valuation of approximately $69 million (based upon the $3.75 million investment for 5.45% ownership of the 24.1 million shares of pro forma common stock outstanding referenced above, which assumes the conversion of all of Glowpoint’s issued and outstanding convertible securities).

This Series E round was led by Foundry Group which, following the completion of the Series E round, will own approximately 31% of the Company on a fully diluted as-converted basis.
About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW), through its wholly owned subsidiary, Oblong Industries, Inc. ("Oblong"), provides innovative technologies that enhance the way people work, create, and communicate. With roots in more than two decades of research at the MIT Media Lab, Oblong’s flagship product Mezzanine™ is the technology platform defining the next era of computing: multi-stream, concurrent multi-user, multi-screen, multi-device, and multi-location for dynamic and immersive visual collaboration. Oblong is headquartered in Los Angeles, California. To learn more please visit www.oblong.com, and connect via Twitter, Facebook, LinkedIn, and Instagram.

Our customers are primarily comprised of Fortune 1000™ companies across diverse vertical markets, along with small and medium sized enterprises that embrace Oblong’s Mezzanine™ products to collaborate more effectively and make decisions faster.

Additionally, Glowpoint’s IT Service Management solutions provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s future financial and operating performance, ability to integrate with Oblong, ability to satisfy the NYSE American’s initial listing standards, future compliance with the NYSE American’s continued listing standards, and opportunities for increasing shareholder value. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Investor Relations Contact:

Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331